UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

June 1, 2005

(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive
Birmingham, Alabama	35243
(Address of principal executive offices)	(Zip Code)

(205) 970-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Amendment of a Material Definitive Agreement

On Wednesday, June 1, 2005, the Registrant’s wholly owned subsidiary, American Founders Financial Corporation, entered into a definitive agreement with Sagicor, USA, Inc. related to American Founders’ sale of, and Sagicor’s purchase of, 100% of the stock of its subsidiary, Laurel Life Insurance Corporation. Other than the definitive agreement, neither the registrant nor any of its affiliates have any relationship with Sagicor.

Under the agreement, Sagicor will pay approximately $58.0 million in cash to American Founders at closing, $15.0 million of which will be deposited in an escrow account pending expiration of Sagicor’s rights of indemnification under the agreement. The transaction is subject to regulatory approval and is expected to close in the third quarter of 2005.

Item 9.01 Financial Statement and Exhibits

(c)	Exhibits.

	Exhibit 10.1	Stock Purchase Agreement dated June 1, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of June 7, 2005.

VESTA INSURANCE GROUP, INC.

By:	/s/ John W. McCullough
Its:	Vice President — Associate General Counsel